Exhibit 99.1

	Investor Contact:	Randy Atkinson
(954) 308-7639
randalatkinson@spherion.com

	Media Contact:	Kip Havel
FOR IMMEDIATE RELEASE		(800) 422-3819
kiphavel@spherion.com
SPHERION ANNOUNCES ACQUISITION OF TODAYS STAFFING
     FORT LAUDERDALE, Fla., September 20, 2007 — Spherion Corporation (NYSE: SFN) today announced that it signed a definitive agreement to acquire Todays Staffing, Inc. from CDI Corporation for cash of $40 million, to be funded from Spherion’s existing cash resources. The transaction is expected to be accretive in 2008.
     Todays Staffing, a 25 year old staffing and recruiting company focused in the clerical segment, has more than 60 locations in the United States and Canada. With a loyal and diverse customer base, Todays Staffing produced revenues of approximately $150 million over the 12 months ending June 30, 2007. Todays Staffing’s recent revenue growth and attractive gross profit margin of approximately 23%, reflects a strategy of focusing on small and mid-size accounts.
     Roy Krause, Spherion’s president and chief executive officer commented, “Todays Staffing is a company known for consistently providing the highest quality service to its customers, similar to our philosophy at Spherion®. Its brand recognition and focus on small and mid-size accounts will strengthen and accelerate the expansion of our retail offerings. The strategies of the two organizations are very complementary and we are extremely pleased to have the Todays Staffing team join our organization.”
     Spherion expects the transaction will close by the end of the third quarter and the integration of Todays Staffing into Spherion’s platform will be substantially complete by the end of 2007. The Todays Staffing brand will be retained in the Spherion staffing services segment to allow for increased focus on retail business.

ABOUT SPHERION
     Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.
     With approximately 650 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing nearly 300,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com.
ABOUT TODAYS STAFFING
     Dallas, Texas-based Todays Staffing, Inc. was founded in 1982 and has more than 60 locations throughout the United States and Canada. Todays provides temporary, temporary to permanent and permanent clerical, administrative, legal and financial staffing to a wide range of clients.
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     Some of the statements in this press release are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our acquisition of Todays Staffing. Forward-looking statements do not relate strictly to historical or current matters. Rather, forward-looking statements are predictive in nature and may depend upon or refer to future events, activities or conditions. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include: our ability to recognize the benefits of the Todays Staffing acquisition, including our expectation that the transaction will be accretive in 2008; the amount of the costs, fees, expenses and charges related to the Todays Staffing acquisition; and our ability to integrate successfully the Todays Staffing business. Additional information concerning these and other important factors can be found within our filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot provide any assurances regarding future results. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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